Exhibit 99.1

News Release

Media Contact:Ron RogersInvestor Contact:Scott Gleason

(801) 584-3065(801) 584-1143

rrogers@myriad.comsgleason@myriad.com

Myriad Genetics Reports Fiscal Fourth-Quarter and Full-Year 2019 Financial Results

•	Total Fourth-Quarter Revenues of $215.4 Million
•	Fourth-Quarter Diluted EPS of ($0.06) and Adjusted EPS of $0.41

SALT LAKE CITY, Aug. 13, 2019 – Myriad Genetics, Inc. (NASDAQ: MYGN, “Myriad” or the “Company”), a global leader in molecular diagnostics and precision medicine, today announced financial results for its fiscal fourth-quarter and full-year 2019, provided an update on recent business highlights and provided fiscal year and first-quarter 2020 financial guidance.

"Fiscal year 2019 revenue increased 14 percent with earnings up 18 percent.  Unfortunately, revenue in the fourth quarter was two percent below expectations largely due to lower reimbursement for our expanded carrier screening test,” said Mark C. Capone, president and CEO, Myriad Genetics. “Looking ahead to fiscal year 2020, with stabilized pricing, growing new product volumes and recent reimbursement advances with GeneSight®, we are highly optimistic about our ability to deliver an inflection in revenue and earnings as we transition through the fiscal year.”

Financial Highlights

The following table summarizes the financial results for the fiscal fourth-quarter and full year 2019:

Revenue
	Fiscal Fourth-Quarter			Fiscal Year
($ in millions)	2019	2018	% Change	2019	2018	% Change
Molecular diagnostic testing revenue
Hereditary Cancer	$119.0	119.1	(0%)	$479.7	471.4	2%
GeneSight®	29.8	34.0	(12%)	112.6	124.9	(10%)
Prenatal	25.0	—	NM	104.9	—	NM
Vectra®	12.2	15.1	(19%)	48.3	55.2	(13%)
Prolaris®	6.3	7.0	(10%)	25.5	21.5	19%
EndoPredict®	3.0	2.7	11%	10.4	8.8	18%
Other testing revenue	1.6	2.7	(41%)	8.0	8.6	(7%)
Total molecular diagnostic testing revenue	196.9	180.6	9%	789.4	690.4	14%
Pharmaceutical and clinical service revenue	18.5	13.3	39%	61.7	53.3	16%
Total Revenue	$215.4	$193.9	11%	$851.1	$743.7	14%

Income Statement
	Fiscal Fourth-Quarter			Fiscal Year
($ in millions)	2019	2018	% Change	2019	2018	% Change
Total Revenue	$215.4	193.9	11%	$851.1	$743.7	14%
Gross Profit	164.8	148.2	11%	650.1	566.5	15%
Gross Margin	76.5%	76.4%		76.4%	76.2%
Operating Expenses	170.4	130.4	31%	642.5	444.6	45%
Operating Income	(5.6)	17.8	NM	7.6	121.9	(94%)
Operating Margin	(2.6%)	9.2%		0.9%	16.4%
Adjusted Operating Income	33.2	41.5	(20%)	145.2	138.2	5%
Adjusted Operating Margin	15.4%	21.4%		17.1%	18.6%
Net Income	(4.2)	14.5	NM	4.6	133.3	(97%)
Diluted EPS	$(0.06)	$0.20	NM	$0.06	$1.85	(97%)
Adjusted EPS	$0.41	$0.43	(5%)	$1.67	$1.42	18%

Recent Business Highlights

•	Hereditary Cancer
o	Hereditary cancer revenue returned to year-over-year growth in fiscal year 2019 representing the first time hereditary cancer revenue has grown in the last five fiscal years.
o

Presented data at the American Society of Clinical Oncology annual meeting from the Women’s Health Initiative study that evaluated mutation rates in 2,195 post-menopausal women with breast cancer. The study found that women with post-menopausal breast cancer had a high rate of inherited mutations in a range of cancer causing genes and this mutation rate did not diminish with age.  This along with other studies have shown that current hereditary breast cancer testing guidelines miss approximately 50 percent of mutation carriers.

GeneSight®

o

Announced coverage decision from UnitedHealth, the largest commercial payer in the United States, covering GeneSight for patients that have a diagnosis of major depressive disorder or anxiety and have failed at least one prior medication.

o

Announced coverage decision for GeneSight by Kroger® Prescription Plans. As part of the agreement, Kroger initiated an early access program at 500 Kroger pharmacies where GeneSight testing will be facilitated by the Kroger Health pharmacist.

o

Presented data at the Clinical Pharmacogenomics Implementation Consortium annual meeting showing GeneSight had more than double the predictive power for drug blood levels compared to single gene pharmacogenomics tests.

o

Completed a Medicare Coverage Advisory Committee meeting reviewing potential expansion of the GeneSight LCD to primary care physicians. During the meeting, Medicare’s selected subject matter experts unanimously agreed that pharmacogenomics testing should be available to primary care physicians.

•	Prolaris®
o

Published data from a large study of 1,062 men with newly diagnosed localized prostate cancer to evaluate the ability of the Prolaris test to predict risk of metastases. The study found that Prolaris was the strongest independent predictor of progression to metastatic disease, and men were approximately three times more likely to develop metastatic disease with each unit increase in the Prolaris test score (HR: 2.93; p=1.8x10-11).

•	EndoPredict®
o

Published data in the journal Clinical Cancer Research demonstrating that the EndoPredict test identifies women with early-stage breast cancer who can safely forgo extended endocrine therapy five years after diagnosis.

o

Published the results of the first comprehensive cost-effectiveness analysis of the EndoPredict test compared to other breast cancer assays. The study found that the EndoPredict test was more than twice as cost effective as Oncotype® DX.

•	Companion Diagnostics
o	Announced that the BRACAnalysis CDx® companion diagnostic test effectively identified patients with metastatic pancreatic cancer who benefitted from treatment with Lynparza®

(olaparib) in the Phase III POLO study. Patients in the study with a germline mutation had a clinically-meaningful and statistically-significant improvement in progression-free survival (PFS) of 7.4 months when treated with Lynparza compared to 3.8 months for placebo (HR 0.53; p=0.004).

o	Received approval from the Japanese Ministry of Health, Labour, and Welfare for Myriad’s BRACAnalysis® Diagnostic System as a companion for Lynparza in women with ovarian cancer.
o

Announced that BRACAnalysis CDx effectively identified patients with castrate resistant, metastatic prostate cancer who benefitted from treatment with Lynparza in the PROfound study. Results from the study showed a statistically-significant and clinically-meaningful improvement in radiographic progression-free survival in patients who received Lynparza vs. enzalutamide or abiraterone and had deleterious mutations in the BRCA1/2 genes.

•	myPath® Melanoma
o	Received a positive final local coverage decision from Noridian Healthcare Solutions for myPath Melanoma.
•	German Clinic Sale
o	Announced planned sale of the Privatklinik Dr. Robert Schindlbeck GmbH & Co. KG (the “Clinic”), which is expected to occur around the middle of fiscal year 2020.

Fiscal Year 2020 and Fiscal First-Quarter 2020 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2020 and fiscal first-quarter 2020 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2020	$865-875 million	$0.55-$0.65	$1.80-$1.90
Fiscal First-Quarter 2020	$200-$202 million	($0.02)-$0.00	$0.30-$0.32

Myriad’s fiscal year 2020 and first-quarter 2020 adjusted earnings per share guidance excludes the impact of stock based compensation expense, non-cash amortization associated with acquisitions and certain non-recurring expenses. These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.  The company will provide further details on its business outlook during the conference call today and discuss the fiscal fourth-quarter financial results and fiscal year 2020 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, August 13, 2019, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal fourth-quarter, business developments and financial guidance.  The dial-in number for domestic callers is 1-800-763-5615.  International callers may dial 1-212-231-2936.  All callers will be asked to reference reservation number 21927089.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics, Inc., is a leading precision medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five critical success factors:  building upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore Prolaris, ForeSight and Prequel are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

MYRIAD GENETICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share amounts)
	Three months ended		Twelve months ended
	June 30,		June 30,
	2019	2018	2019	2018
Molecular diagnostic testing	$196.9	$180.6	$789.4	$690.4
Pharmaceutical and clinical services	18.5	13.3	61.7	53.3
Total revenue	215.4	193.9	851.1	743.7
Costs and expenses:
Cost of molecular diagnostic testing	41.6	38.0	168.2	148.7
Cost of pharmaceutical and clinical services	9.0	7.7	32.8	28.5
Research and development expense	20.9	17.7	85.9	70.8
Change in the fair value of contingent consideration	(0.3)	0.2	1.1	(61.2)
Selling, general, and administrative expense	149.8	112.5	555.5	435.0
Total costs and expenses	221.0	176.1	843.5	621.8
Operating income	(5.6)	17.8	7.6	121.9
Other income (expense):
Interest income	0.9	0.5	3.2	1.8
Interest expense	(3.2)	(1.1)	(12.0)	(3.2)
Other	0.2	0.8	1.2	(0.4)
Total other expense:	(2.1)	0.2	(7.6)	(1.8)
Income before income tax	(7.7)	18.0	—	120.1
Income tax provision	(3.4)	3.5	(4.4)	(13.0)
Net income	$(4.3)	$14.5	$4.4	$133.1
Net loss attributable to non-controlling interest	(0.1)	—	(0.2)	(0.2)
Net income attributable to Myriad Genetics, Inc. stockholders	$(4.2)	$14.5	$4.6	$133.3
Earnings per share:
Basic	$(0.06)	$0.21	$0.06	$1.92
Diluted	$(0.06)	$0.20	$0.06	$1.85
Weighted average shares outstanding:
Basic	73.4	70.1	73.5	69.4
Diluted	74.8	72.9	76.0	72.0

Consolidated Balance Sheets (Unaudited)
(in millions)
	June 30,	June 30,
ASSETS	2019	2018
Current assets:
Cash and cash equivalents	$93.2	$110.9
Marketable investment securities	43.7	69.7
Prepaid expenses	16.6	9.4
Inventory	31.4	34.3
Trade accounts receivable	133.9	99.5
Prepaid taxes	25.1	—
Other receivables	4.7	3.8
Total current assets	348.6	327.6
Property, plant and equipment, net	57.3	43.2
Long-term marketable investment securities	54.9	30.7
Intangibles, net	684.7	455.2
Goodwill	417.2	318.6
Total assets	$1,562.7	$1,175.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33.3	$26.0
Accrued liabilities	78.9	68.3
Short-term contingent consideration	3.4	5.3
Deferred revenue	2.2	2.6
Total current liabilities	117.8	102.2
Unrecognized tax benefits	21.7	24.9
Other long-term liabilities	7.8	6.3
Contingent consideration	10.4	9.2
Long-term debt	233.5	9.3
Long-term deferred taxes	82.6	57.3
Total liabilities	473.8	209.2
Commitments and contingencies
Stockholders’ equity:
Common stock, 73.5 and 70.6 shares outstanding at June 30, 2019 and 2018 respectively	0.7	0.7
Additional paid-in capital	1,068.0	915.4
Accumulated other comprehensive loss	(5.4)	(4.1)
Retained earnings	25.6	54.1
Total Myriad Genetics, Inc. stockholders’ equity	1,088.9	966.1
Non-Controlling Interest	—	—
Total stockholders' equity	1,088.9	966.1
Total liabilities and stockholders’ equity	$1,562.7	$1,175.3

Consolidated Statement of Cash Flows (Unaudited)
(in millions)

	Twelve months ended
	June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income attributable to Myriad Genetics, Inc. stockholders	$4.6	133.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73.0	54.4
Non-cash interest expense	0.4	0.2
Gain on disposition of assets	(0.9)	(0.2)
Share-based compensation expense	33.5	27.1
Deferred income taxes	18.6	(23.5)
Unrecognized tax benefits	(5.5)	(0.3)
Change in fair value of contingent consideration	(1.4)	(60.9)
Payment of contingent consideration	(1.5)	(22.7)
Changes in assets and liabilities:
Prepaid expenses	(3.2)	3.3
Trade accounts receivable	(18.2)	(9.1)
Other receivables	(0.7)	1.1
Inventory	8.0	7.9
Prepaid taxes	(25.1)	—
Accounts payable	1.1	4.0
Accrued liabilities	1.5	1.4
Deferred revenue	(0.5)	(0.1)
Net cash provided by operating activities	83.7	115.9
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8.6)	(8.4)
Acquisitions, net of cash acquired	(278.5)	—
Purchases of marketable investment securities	(78.5)	(80.9)
Proceeds from maturities and sales of marketable investment securities	79.2	77.7
Net cash used in investing activities	(286.4)	(11.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from common stock issued under share-based compensation plans	8.7	36.9
Net proceeds from revolving credit facility	340.0	53.0
Repayment of revolving credit facility	(115.0)	(143.0)
Fees associated with refinancing of revolving credit facility	(1.4)	—
Payment of contingent consideration recorded in purchase accounting	—	(42.4)
Repurchase and retirement of common stock	(50.0)	—
Proceeds from non-controlling interest	—	0.5
Net cash provided by (used in) financing activities	182.3	(95.0)
Effect of foreign exchange rates on cash and cash equivalents	2.7	(0.8)
Net increase (decrease) in cash and cash equivalents	(17.7)	8.5
Cash and cash equivalents at beginning of the period	110.9	102.4
Cash and cash equivalents at end of the period	$93.2	$110.9

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s ability to deliver an inflection in revenue and earnings as it transitions through fiscal year 2020; the potential expansion of the GeneSight LCD to primary care physicians; the planned sale of the German Clinic and the expectation that the sale will occur around the middle of fiscal year 2020; the Company’s fiscal year 2020 and fiscal first-quarter 2020 financial guidance for revenue, GAAP diluted earnings per share, and adjusted earnings per share under the caption “Fiscal Year 2020 and Fiscal First-Quarter 2020 Financial Guidance”; and the Company’s five critical success factors of building upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally, and improving profitability with Elevate 2020 under the caption “About Myriad Genetics.” These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to successfully transition from its existing product portfolio to its new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition – amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•	Equity compensation – non-cash equity based compensation provided to Myriad employees
•	Deferred Tax impact of non-GAAP adjustments: Changes in effective tax rate based upon ASU 2016-09 and the deferred tax impact of non-deductible acquisition costs
•	Tax reform impact – The impact of tax reform legislation on deferred tax assets
•	Potential future consideration related to acquisitions: Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	Settlement of Hereditary Cancer Qui Tam Complaint – Expenses tied to the one-time settlement of the Qui Tam Complaint against Myriad around hereditary cancer billing
•	Non-recurring legal expenses: One-time non-recurring legal settlements
•	Elevate 2020 costs: Expenses tied to Elevate 2020 program

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Twelve months ended March 31, 2019
(Unaudited data in millions, except per share amount)
	Three Months Ended		Twelve Months Ended
	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Revenue	$215.4	$193.9	$851.1	$743.7
GAAP Cost of molecular diagnostic testing	41.6	38.0	168.2	148.7
GAAP Cost of pharmaceutical and clinical services	9.0	7.7	32.8	28.5
Acquisition - Integration related costs	—	—	(0.2)	—
Equity Compensation	(0.2)	(0.1)	(0.7)	(0.9)
Elevate 2020 costs	(0.4)	(2.8)	(4.2)	(3.0)
Non-GAAP COGS	$50.0	$42.8	$195.9	$173.3
Non-GAAP Gross Margin	76.8%	77.9%	77.0%	76.7%
GAAP Research and Development	$20.9	$17.7	$85.9	$70.8
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.3)	(0.3)
Acquisition - Integration related costs	(0.1)	—	(0.8)	(0.1)
Equity compensation	(1.4)	(1.3)	(5.6)	(4.3)
Elevate 2020 costs	—	(0.7)	(2.2)	(1.8)
Non-GAAP R&D	$19.3	$15.6	$77.0	$64.3
GAAP Contingent Consideration	$(0.3)	$0.2	$1.1	$(61.2)
Potential future consideration related to acquisitions	0.3	(0.2)	(1.1)	61.2
Non-GAAP Contingent Consideration	$—	$—	$—	$—
GAAP Selling, General and Administrative	$149.8	$112.5	$555.5	$435.0
Acquisition - amortization of intangible assets	(15.1)	(9.1)	(58.7)	(36.6)
Acquisition - Integration related costs	(2.8)	(0.6)	(20.8)	(0.9)
Equity compensation	(7.1)	(5.8)	(27.1)	(21.9)
Non-Recurring Legal Expenses	—	(0.5)	—	(0.5)
Elevate 2020 costs	(2.8)	(2.5)	(6.8)	(7.2)
Settlement of hereditary cancer Qui Tam complaint	(9.1)	—	(9.1)	—
Non-GAAP SG&A	$112.9	$94.0	$433.0	$367.9
GAAP Operating Income	$(5.6)	$17.8	$7.6	$121.9
Acquisition - Integration related costs	2.9	0.6	21.8	1.0
Acquisition - amortization of intangible assets	15.2	9.2	59.0	36.9
Equity compensation	8.7	7.2	33.4	27.1
Non-Recurring Legal Expenses	—	0.5	—	0.5
Elevate 2020 costs	3.2	6.0	13.2	12.0
Potential future consideration related to acquisitions	(0.3)	0.2	1.1	(61.2)
Settlement of hereditary cancer Qui Tam complaint	9.1	—	9.1	—
Non-GAAP Operating Income	$33.2	$41.5	$145.2	$138.2
Non-GAAP Operating Margin	15%	21%	17%	19%
GAAP Net Income Attributable to Myriad Genetics, Inc. Stockholders	$(4.2)	$14.5	$4.6	$133.3
Acquisition - Integration related costs	2.9	0.6	21.8	1.0
Acquisition - amortization of intangible assets	15.2	9.2	59.0	36.9
Equity compensation	8.7	7.2	33.4	27.1
Non-Recurring Legal Expenses	—	0.5	—	0.5
Elevate 2020 costs	3.2	6.0	13.2	12.0
Potential future consideration related to acquisitions	(0.3)	0.2	1.1	(61.2)
Settlement of hereditary cancer Qui Tam complaint	9.1	—	9.1	—
Tax reform impact	—	(1.8)	—	(34.4)
Deferred tax impact of non-GAAP adjustments	(0.6)	(0.1)	2.2	(0.4)
Tax effect associated with non-GAAP adjustments	(3.3)	(4.8)	(17.5)	(12.5)

Non-GAAP Net Income	$30.7	$31.5	$126.9	$102.3

GAAP Diluted EPS	$(0.06)	$0.20	$0.06	$1.85
Non-GAAP Diluted EPS	$0.41	$0.43	$1.67	$1.42

Diluted shares outstanding	74.8	72.9	76.0	72.0

Free Cash Flow Reconciliation
(Unaudited data in millions)
	Three Months Ended		Twelve Months Ended
	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018

GAAP cash flow from operations	$31.5	$47.9	$83.7	$115.9
Capital expenditures	(1.4)	(1.8)	(8.6)	(8.4)
Free cash flow	$30.1	$46.1	$75.1	$107.5
Elevate 2020 costs	3.2	3.7	13.2	9.7
Acquisition - Integration related costs	2.9	0.6	21.8	—
Cash paid for contingent consideration in operating cash flows	—	1.9	1.5	22.7
Tax effect associated with non-GAAP adjustments	(1.7)	(1.7)	(10.2)	(9.1)
Non-GAAP Free cash flow	$34.5	$50.6	$101.4	$130.8

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2020

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading "Risk Factors" contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2020
Diluted net income per share
GAAP diluted net income per share	$0.55 - $0.60
Stock Based Compensation Expense	0.30
Acquisition - amortization of intangible assets	0.80
Adjustments to GAAP financial measures	0.15
Non-GAAP diluted net income per share	$1.80 - $1.90

Fiscal First-Quarter 2020
Diluted net income per share
GAAP diluted net income per share	($0.02) - $0.00
Stock Based Compensation Expense	0.08
Acquisition - amortization of intangible assets	0.20
Adjustments to GAAP financial measures	0.04
Non-GAAP diluted net income per share	$0.30 - $0.32